UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2017

RINGCENTRAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices: 20 Davis Drive, Belmont, CA 94002

Registrant’s telephone number, including area code: (650) 472-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Executive Officer;

(c)	Appointment of Executive Officer

On April 21, 2017, Clyde Hosein delivered notice to RingCentral, Inc. (the “Company”) that he will resign as the Company’s Executive Vice President and Chief Financial Officer, effective as of the day following the date on which the Company files its quarterly report on Form 10-Q for the three months ended March 31, 2017. Mr. Hosein will remain employed in a non-executive role until the end of May 2017 in order to, among other things, assist in the transition of his responsibilities. Mr. Hosein’s resignation did not involve any disagreement on any matter related to the Company’s operations, policies or practices.

On April 21, 2017, the Company’s Board of Directors (the “Board”) appointed Mitesh Dhruv, the Company’s current Senior Vice President, Finance and Strategy, to serve as Chief Financial Officer, effective as of the same date as Mr. Hosein’s resignation.

Mr. Dhruv, 39, has served with the Company since April 2012 in a variety of positions, including most recently as Senior Vice President, Finance and Strategy since October 2015. From September 2014 to October 2015, he served as the Company’s Vice President, Finance and Corporate Controller, and from April 2012 to September 2014, as Vice President, Finance. Prior to joining RingCentral, he worked at Bank of America-Merrill Lynch from December 2005 to March 2012 as an equity analyst, covering software and cloud companies. Prior to that he worked in various accounting firms from February 2000 to December 2005, including PricewaterhouseCoopers.

Mr. Dhruv currently receives an annual base salary of $285,000 and is eligible to participate in the Company’s benefits and MBO bonus program, with his target bonus being 75% of base salary. The Board has not yet determined the compensation and other terms of Mr. Dhruv’s employment following his appointment as Chief Financial Officer of the Company.

The Company has entered into its standard form of indemnification agreement with Mr. Dhruv, a copy of which is filed as Exhibit 10.11 of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2013. Other than the indemnification agreement described in the preceding sentence, Mr. Dhruv has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no arrangements or understandings between Mr. Dhruv and any other persons pursuant to which Mr. Dhruv was appointed an officer of the Company, and there are no family relationships between Mr. Dhruv and any directors or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RINGCENTRAL, INC.

April 26, 2017	By:	/s/ Bruce Johnson
		Name:	Bruce Johnson
		Title:	Vice President, Legal